Exhibit 99.9(c)

SCHEDULE I

The Victory Institutional Funds

1.             Institutional Diversified Stock Fund

The Victory Portfolios

1.                                                              Balanced Fund, Classes A, C, I and R Shares

2.                                                              Diversified Stock Fund, Classes A, C, I, R and Y Shares

3.                                                              Dividend Growth Fund, Classes A, C, I, R and Y Shares

4.                                                              Established Value Fund, Classes A, I, R and Y Shares

5.                                                              Fund for Income, Classes A, C, I, R and Y Shares

6.                                                              Integrity Micro-Cap Equity Fund , Classes A and Y Shares

7.                                                              Integrity Mid-Cap Value Fund, Classes A, C, R, and Y Shares

8.                                                              Integrity Small-Cap Value Fund, Classes A, C, R, R6 and Y Shares

9.                                                              Integrity Small/Mid-Cap Value Fund, Classes A, and Y Shares

10.                                                       Investment Grade Convertible Fund, Classes A and I Shares

11.                                                       Large Cap Growth Fund, Classes A, C, I, R and Y Shares

12.                                                       Munder Growth Opportunities Fund, Classes A, C, R and Y Shares

13.                                                       Munder Index 500 Fund, Classes A, B, R  and Y Shares

14.                                                       Munder Mid-Cap Core Growth Fund, Classes A, C, R, R6, and Y Shares

15.                                                       Munder Total Return Bond Fund, Classes A, C, and Y Shares

16.                                                       National Municipal Bond Fund, Classes A and Y Shares

17.                                                       Ohio Municipal Bond Fund, Class A Shares

18.                                                       Select Fund, Classes A and I Shares

19.                                                       Small Company Opportunity Fund, Classes A, I, R and Y Shares

20.                                                       Special Value Fund, Classes A, C, I, R and Y Shares

The Victory Variable Insurance Funds

1.             Diversified Stock Fund, Class A Shares

As of May 22, 2014.